As filed with the Securities and Exchange Commission on May 9, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFORMATION SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5261587
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of Principal Executive Offices)

Information Services Group, Inc. Amended and Restated 2007 Equity and Incentive Award Plan
Information Services Group, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

(Full Title of the plan)

Michael A. Sherrick

Executive Vice President and Chief Financial Officer

Information Services Group, Inc.

2187 Atlantic Street
Stamford, CT 06902

(Name and address of agent for service)

(203) 517-3100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Information Services Group, Inc. (the “Registrant”) for the purpose of registering (i) an additional 4,400,000 shares (the “Incentive Plan Shares”) of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to the Information Services Group, Inc. Amended and Restated 2007 Equity and Incentive Award Plan, as further amended (the “Incentive Plan”), and (ii) an additional 1,200,000 shares (the “ESPP Shares” and together with the Incentive Plan Shares, the “Shares”) of the Registrant’s Common Stock pursuant to the Information Services Group, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP” and together with the Incentive Plan, the “Plans”).

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2008 (Registration No. 333-149950), August 13, 2010 (Registration No. 333-168848), May 22, 2014 (Registration No. 333-196193), May 17, 2017 (Registration No. 333-218061), May 11, 2020 (Registration No. 333-238177), September 18, 2023 (Registration No. 333-274560) and May 23, 2024 (Registration No. 333-279672), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I of Form S-8 (Plan Information and Registrant Information and Employee Annual Information) have been or will be delivered to each participant in each of the Plans, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 13, 2025 (the “Annual Report”);

(b)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the Commission on March 14, 2025, that are incorporated by reference into the Annual Report;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 9, 2025;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 25, 2025 and May 8, 2025 (except that, with respect to the foregoing Current Reports on Form 8-K, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this Registration Statement); and

(e)	The description of the Registrant’s Common Stock incorporated by reference to Exhibit 4.2 to the Annual Report, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

The Registrant also incorporates by reference into this Registration Statement all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that it files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this Registration Statement or in the documents incorporated by reference is accurate as of any date other than the date of this Registration Statement or those documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Pursuant to section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify a party to any threatened, pending or completed legal proceeding by reason of his or her service on behalf of a corporation. The DGCL further mandates that indemnification shall be made to any such person who has been successful “on the merits” or “otherwise” with respect to the defense of any such proceeding but does not require indemnification in any other circumstances. The DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. A corporation may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such indemnitee is not entitled to be indemnified.

Pursuant to Section 9 of the Registrant’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”), the Registrant shall indemnify to the fullest extent permitted by section 145 of the DGCL each person that such section grants the Registrant the power to indemnify and shall advance expenses incurred by an indemnified person in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such indemnified person may be entitled to indemnification.

The Registrant also maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any director or officer of the Registrant against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by a director or officer upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Registrant.

Under separate indemnification agreements with the Registrant, each director and certain officers of the Registrant are indemnified against certain liabilities relating to his or her position as a director or officer of the Registrant, to the fullest extent permitted under applicable law.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Information Services Group, Inc. (previously filed as Exhibit 3.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on January 29, 2007 (Commission File Number: 333-136536) and incorporated herein by reference)

4.2	Amended and Restated By-Laws of Information Services Group, Inc., dated as of May 13, 2013 (previously filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on May 15, 2013 (Commission File Number: 001-33287) and incorporated herein by reference)

4.3	Amendment to the Amended and Restated By-Laws of Information Services Group, Inc., dated as of November 8, 2017 (previously filed as Exhibit 3.1 to the Registrant’s Form 8 K filed with the Commission on November 13, 2017 (Commission File Number: 001-33287) and incorporated herein by reference)

4.4	Specimen Common Stock Certificate (previously filed as Exhibit 4.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on December 22, 2006 (Commission File Number: 333-136536), and incorporated herein by reference)

5.1*	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

99.1	Information Services Group, Inc. Amended and Restated 2007 Equity and Incentive Award Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement filed with the SEC on March 14, 2025 (Commission File Number 001-33287) and incorporated herein by reference).

99.2	Information Services Group, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (previously filed as Appendix B to the Registrant’s Definitive Proxy Statement filed with the SEC on March 14, 2025 (Commission File Number 001-33287) and incorporated herein by reference).

107*	Filing Fee Table

*Filed herewith.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 9th day of May, 2025.

INFORMATION SERVICES GROUP, INC.

By:	/s/ Michael A. Sherrick
Michael A. Sherrick
Executive Vice President and Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael P. Connors and Michael A. Sherrick, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Titles	Date

/s/Michael P. Connors	Chairman and Chief Executive Officer	May 9, 2025
Michael P. Connors	(Principal Executive Officer)

/s/Michael A. Sherrick	Executive Vice President and Chief Financial Officer	May 9, 2025
Michael A. Sherrick	(Principal Financial Officer and Principal Accounting Officer)

/s/Gerald S. Hobbs	Director	May 9, 2025
Gerald S. Hobbs

/s/ Samuel L. Molinaro Jr.	Director	May 9, 2025
Samuel L. Molinaro Jr.

/s/ Bruce N. Pfau	Director	May 9, 2025
Bruce N. Pfau

/s/ Christine Putur	Director	May 9, 2025
Christine Putur

/s/ Kalpana Raina	Director	May 9, 2025
Kalpana Raina